Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated March 8, 2022, with respect to the financial statements of Neuronetics, Inc., incorporated herein by reference and to the reference to our firm under the heading “Experts” in the prospectus.

/s/ KPMG LLP

Philadelphia, Pennsylvania

August 5, 2022